PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2014

NEW YORK, NY -- (Marketwired - August 05, 2014) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2014.

HIGHLIGHTS
Quarter ended June 30, 2014
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,198.4
  Net assets                                                      $   754.5
  Net asset value per share                                       $   11.33

  Credit Facility (cost $255.9)                                   $   257.2
  2025 Notes (cost $71.3)                                         $    72.5
  SBA debentures                                                  $   150.0

Yield on debt investments at quarter-end                               12.3%

Operating Results:
  Net investment income                                           $    13.2
  GAAP net investment income per share                            $    0.20
  Capital gain incentive fee accrued but not payable per share    $    0.02
  Credit Facility amendment costs per share                       $    0.06
  Core net investment income per share (1)                        $    0.28
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $   191.8
  Sales and repayments of investments                             $   273.6

  Number of new portfolio companies invested                              3
  Number of existing portfolio companies invested                         9
  Number of portfolio companies at quarter-end                           66

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending and restating our multi-currency, senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 6, 2014

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 6, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 437-9366 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2173. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 20, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9385976.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2014, our portfolio totaled $1,198.4 million and consisted of $310.2 million of senior secured loans, $486.1 million of second lien secured debt, $282.4 million of subordinated debt and $119.7 million of preferred and common equity investments. Our debt portfolio consisted of 39% fixed-rate and 61% variable-rate investments (including 53% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 66 companies with an average investment size of $18.2 million, had a weighted average yield on debt investments of 12.3% and was invested 26% in senior secured loans, 40% in second lien secured debt, 24% in subordinated debt and 10% in preferred and common equity investments.

As of September 30, 2013, our portfolio totaled $1,078.2 million and consisted of $299.5 million of senior secured loans, $357.5 million of second lien secured debt, $302.5 million of subordinated debt and $118.7 million of preferred and common equity investments. Our debt portfolio consisted of 52% fixed-rate and 48% variable-rate investments (including 44% with a LIBOR or prime floor). Our overall portfolio consisted of 61 companies with an average investment size of $17.7 million, had a weighted average yield on debt investments of 13.0% and was invested 28% in senior secured loans, 33% in second lien secured debt, 28% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended June 30, 2014, we invested $191.8 million in three new and nine existing portfolio companies with a weighted average yield on debt investments of 11.7%. Sales and repayments of investments for the three months ended June 30, 2014 totaled $273.6 million. For the nine months ended June 30, 2014, we invested $561.8 million in 16 new and 22 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the nine months ended June 30, 2014 totaled $534.4 million.

For the three months ended June 30, 2013, we invested $73.3 million in two new and five existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of investments for the three months ended June 30, 2013 totaled $117.8 million. For the nine months ended June 30, 2013, we invested $317.2 million in eight new and 19 existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of investments for the nine months ended June 30, 2013 totaled $271.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2014 and 2013.

Investment Income

Investment income for the three and nine months ended June 30, 2014 was $35.5 million and $107.8 million, respectively, and was attributable to $9.8 million and $30.0 million from senior secured loans, $13.3 million and $39.9 million from second lien secured debt investments, $11.6 million and $35.7 million from subordinated debt investments, and $0.8 million and $2.2 million from equity investments, respectively. This compares to investment income for the three and nine months ended June 30, 2013, which was $33.7 million and $97.7 million, respectively, and was attributable to $11.6 million and $29.6 million from senior secured loans, $7.9 million and $22.9 million from second lien secured debt investments, $14.2 million and $43.9 million from subordinated debt investments, and zero and $1.3 million from equity investments, respectively. The increase in investment income compared with the same period in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2014 totaled $22.3 million and $56.6 million, respectively. Base management fee for the same periods totaled $6.1 million and $17.9 million, incentive fees totaled $5.4 million and $14.9 million (including $1.6 million on net realized gains accrued but not payable), debt related interest and expenses totaled $8.9 million and $18.6 million (including $3.9 million of Credit Facility debt issuance costs) and general and administrative expenses totaled $1.9 million and $5.2 million, respectively.

This compares to expenses for the three and nine months ended June 30, 2013, which totaled $16.1 million and $47.8 million, respectively. Base management fee for the same periods totaled $5.4 million and $15.9 million, incentive fees totaled $4.4 million and $12.5 million, debt related interest and expenses (including the $0.3 million and $2.7 million of debt issuance costs associated with our 2025 Notes, respectively) totaled $4.6 million and $14.0 million and general and administrative expenses and excise tax totaled $1.7 million and $5.4 million, respectively. The increase in expenses was primarily due to both growing our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $13.2 million and $51.2 million, or $0.20 and $0.77 per share, for the three and nine months ended June 30, 2014, respectively. Net investment income totaled $17.7 million and $49.9 million, or $0.27 and $0.76 per share, for the three and nine months ended June 30, 2013, respectively. The decrease in net investment income for the three months ended June 30, 2014 compared to the same period in the prior year was due to debt issuance costs that were not incurred in the comparable period. The increase in net investment income for the nine months ended June 30, 2014 was due to the growth of our portfolio offset by higher financing costs and debt issuance costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2014 totaled $273.6 million and $534.4 million, respectively, and realized gains totaled $23.3 million and $29.0 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2013 totaled $117.8 million and $271.2 million, respectively, and realized gains totaled $15.7 million and $14.7 million, respectively. The increase in realized gains was driven by exits of portfolio companies.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and 2025 Notes

For the three and nine months ended June 30, 2014, we reported net unrealized (depreciation) appreciation on investments of $(1.1) million and $37.4 million, respectively. For the three and nine months ended June 30, 2013, we reported a net unrealized (depreciation) appreciation on investments of $(20.0) million and $5.2 million, respectively. As of June 30, 2014 and September 30, 2013, our net unrealized appreciation (depreciation) on investments totaled $24.0 million and $(13.3) million, respectively. Net change in unrealized (depreciation) appreciation on investments was a result of the overall variation in the leveraged finance markets as well as the relevant unobservable inputs used in deriving our valuations.

For the three and nine months ended June 30, 2014, we reported net unrealized (appreciation) on our Credit Facility and our 6.25% senior notes due in 2025, or the 2025 Notes, of $(3.4) million and $(5.4) million, respectively. For the three and nine months ended June 30, 2013, we reported a net unrealized depreciation (appreciation) on our Credit Facility and the 2025 Notes, of $0.4 million and $(0.5) million, respectively. Net change in unrealized appreciation on the Credit Facility and 2025 Notes over the prior year was due to changes in the capital markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $31.9 million and $112.1 million, or $0.48 and $1.68 per share, for the three and nine months ended June 30, 2014, respectively. This compares to a net increase in net assets resulting from operations of $13.8 million and $69.3 million, or $0.21 and $1.05 per share, for the three and nine months ended June 30, 2013, respectively. The increase compared to the prior year was due to realized gains, the continued growth of our portfolio and appreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On June 25, 2014, we amended and restated our multi-currency Credit Facility to increase the amount available for borrowing from $445 million to $545 million, reduce the interest rate spread above LIBOR from 2.75% to 2.25%, reduce the undrawn commitment fee from 0.50% to 0.375% and extend the maturity date from February 21, 2016 to June 25, 2019. This multi-currency Credit Facility is with certain lenders and SunTrust Bank, acting as administrative agent, and JPMorgan Chase Bank, N.A., acting as syndication agent for the lenders.

As of June 30, 2014 and September 30, 2013, there was $255.9 million and $145.5 million (including a temporary draw of $28.0 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 2.52% and 3.33%, exclusive of the fee on undrawn commitments of 0.375% and 0.50%, respectively.

As of June 30, 2014 and September 30, 2013, we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25% per year.

As of June 30, 2014 and September 30, 2013, our consolidated subsidiaries, PennantPark SBIC LP and its general partner, PennantPark SBIC GP, LLC, and PennantPark SBIC II LP and its general partner, PennantPark SBIC GP II, LLC, had $225.0 million and $150.0 million in debt commitments, respectively, and $150.0 million was drawn for each period. The Small Business Administration, or SBA, debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees will be amortized over the lives of the loans.

Our annualized weighted average cost of debt for the nine months ended June 30, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility and amortized upfront fees on SBA debentures but excluding debt issuance costs, was 3.94% and 4.15%, respectively.

Our operating activities used cash of $48.4 million for the nine months ended June 30, 2014, primarily for net purchases of investments. Our financing activities provided cash of $54.5 million for the same period, primarily from net borrowings under our Credit Facility.

Our operating activities provided cash of $11.1 million for the nine months ended June 30, 2013, primarily from operating income. Our financing activities used cash of $2.4 million for the same period, primarily to repay certain amounts outstanding under our Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2014, we declared to stockholders distributions of $0.28 and $0.84 per share, respectively, for total distributions of $18.6 million and $55.9 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $18.6 million and $55.8 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                         June 30, 2014   September 30, 2013
                                          (unaudited)
                                        ---------------  ------------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost--$1,028,125,032
   and $928,078,589, respectively)      $ 1,089,476,729  $      968,471,042
  Non-controlled, affiliated
   investments (cost--$108,188,540 and
   $99,021,141, respectively)                71,939,735          76,735,800
  Controlled, affiliated investments
   (cost--$38,107,245 and $64,418,155,
   respectively)                             36,991,091          32,968,711
                                        ---------------  ------------------
  Total of investments (cost--
   $1,174,420,817 and $1,091,517,885,
   respectively)                          1,198,407,555       1,078,175,553
Cash and cash equivalents (cost--
 $64,349,609 and $58,440,829,
 respectively)                               64,390,787          58,440,829
Interest receivable                          14,000,558          10,894,893
Deferred financing costs and other
 assets                                      13,375,704           5,815,817
                                        ---------------  ------------------
    Total assets                          1,290,174,604       1,153,327,092
                                        ---------------  ------------------
Liabilities
Distributions payable                        18,639,330          18,619,812
Payable for investments purchased                    --          52,544,704
Unfunded investments                         20,396,263           7,241,667
Credit Facility payable (cost--
 $255,898,700 and $145,500,000,
 respectively)                              257,187,294         145,500,000
SBA debentures payable (cost--
 $150,000,000)                              150,000,000         150,000,000
2025 Notes payable (cost--$71,250,000)       72,532,500          68,400,000
Management fee payable                        6,131,963           5,419,557
Performance-based incentive fee payable       5,370,391           4,274,881
Interest payable on debt                      3,033,648           1,810,466
Accrued other expenses                        2,410,422           2,009,806
                                        ---------------  ------------------
    Total liabilities                       535,701,811         455,820,893
                                        ---------------  ------------------
Commitments and contingencies                        --                  --
Net assets
Common stock, 66,569,036 and 66,499,327
 shares issued and outstanding,
 respectively.Par value $0.001 per
 share and 100,000,000 shares
 authorized.                                     66,569              66,499
Paid-in capital in excess of par value      756,809,951         756,017,096
Distributions in excess of net
 investment income                           (9,406,519)         (4,675,217)
Accumulated net realized loss on
 investments                                (14,454,032)        (43,409,847)
Net unrealized appreciation
 (depreciation) on investments               24,027,916         (13,342,332)
Net unrealized (appreciation)
 depreciation on debt                        (2,571,092)          2,850,000
                                        ---------------  ------------------
    Total net assets                    $   754,472,793  $      697,506,199
                                        ---------------  ------------------
    Total liabilities and net assets    $ 1,290,174,604  $    1,153,327,092
                                        ===============  ==================
Net asset value per share               $         11.33  $            10.49
                                        ===============  ==================

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                         Three Months Ended          Nine Months Ended
                              June 30,                    June 30,
                     --------------------------  --------------------------
                         2014          2013          2014          2013
                     ------------  ------------  ------------  ------------
Investment income
 from:
Non-controlled, non-
 affiliated
 investments:
  Interest           $ 29,949,064  $ 26,693,069  $ 90,772,466  $ 80,520,256
  Other income          1,463,884     3,941,167     6,314,911     9,184,121
Non-controlled,
 affiliated
 investments:
  Interest              1,456,621     2,140,854     4,174,234     4,471,618
  Other income                 --            --            --       227,800
Controlled,
 affiliated
 investments:
  Interest              2,447,354       949,583     6,071,987     3,336,040
  Other income            158,333            --       459,166            --
                     ------------  ------------  ------------  ------------
Total investment
 income                35,475,256    33,724,673   107,792,764    97,739,835
                     ------------  ------------  ------------  ------------
Expenses:
  Base management
   fee                  6,131,963     5,412,461    17,906,316    15,869,172
  Performance-based
   incentive fee        5,370,391     4,413,711    14,866,434    12,518,209
  Interest and
   expenses on debt     5,034,567     4,212,450    14,707,313    11,292,224
  Administrative
   services expenses      930,809     1,157,748     2,771,359     3,485,607
  Other general and
   administrative
   expenses               929,254       520,970     2,470,350     2,000,919
                     ------------  ------------  ------------  ------------
  Expenses before
   taxes and debt
   issuance costs      18,396,984    15,717,340    52,721,772    45,166,131
  Tax expense
   (benefit)               32,000        32,500        40,548       (82,396)
  Debt issuance
   costs                3,850,000       320,000     3,850,000     2,757,500
                     ------------  ------------  ------------  ------------
  Total expenses       22,278,984    16,069,840    56,612,320    47,841,235
                     ------------  ------------  ------------  ------------
Net investment
 income                13,196,272    17,654,833    51,180,444    49,898,600
                     ------------  ------------  ------------  ------------
Realized and
 unrealized gain
 (loss) on
 investments and
 debt:
Net realized gain on
 investments           23,267,131    15,682,708    28,955,815    14,723,076
Net change in
 unrealized
 (depreciation)
 appreciation on:
  Non-controlled,
   non-affiliated
   investments         (8,997,766)  (23,484,170)   21,000,422     8,805,377
  Controlled and
   non-controlled,
   affiliated
   investments          7,860,989     3,504,661    16,369,826    (3,580,500)
  Debt
   (appreciation)
   depreciation        (3,377,315)      427,500    (5,421,092)     (547,500)
                     ------------  ------------  ------------  ------------
  Net change in
   unrealized
   (depreciation)
   appreciation on
   investments and
   debt                (4,514,092)  (19,552,009)   31,949,156     4,677,377
                     ------------  ------------  ------------  ------------
Net realized and
 unrealized gain
 (loss) from
 investments and
 debt                  18,753,039    (3,869,301)   60,904,971    19,400,453
                     ------------  ------------  ------------  ------------
Net increase in net
 assets resulting
 from operations     $ 31,949,311  $ 13,785,532  $112,085,415  $ 69,299,053
                     ============  ============  ============  ============
Net increase in net
 assets resulting
 from operations per
 common share        $       0.48  $       0.21  $       1.68  $       1.05
                     ------------  ------------  ------------  ------------
Net investment
 income per common
 share               $       0.20  $       0.27  $       0.77  $       0.76
                     ------------  ------------  ------------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates, " "believes, " "expects, " "intends, " "seeks, " "plans, " "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com